PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into this 22nd day of December, 1998 by and among GOLDMAN SACHS VARIABLE INSURANCE TRUST, an unincorporated business trust formed under the laws of Delaware (the “Trust”), GOLDMAN, SACHS & CO., a New York limited partnership (the “Distributor”), and Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company (collectively “Nationwide”), Ohio life insurance companies, on its own behalf and on behalf of each separate account of Nationwide identified herein.

WHEREAS, the Trust is a series-type mutual fund offering shares of beneficial interest (the “Trust shares”) consisting of one or more separate series (“Series”) of shares, each such Series representing an interest in a particular investment portfolio of securities and other assets (a “Fund”), and which Series may be subdivided into various classes (“Classes”) with each such Class supporting a distinct charge and expense arrangement; and

WHEREAS, the Trust was established for the purpose of serving as an investment vehicle for insurance company separate accounts supporting variable annuity contracts and variable life insurance policies to be offered by insurance companies and may also be utilized by qualified retirement plans; and

WHEREAS, the Distributor serves as distributor of the Trust shares and has the exclusive right to distribute Trust shares to qualifying investors; and

WHEREAS, Nationwide desires that the Trust serve as an investment vehicle for a certain separate account(s) of Nationwide and the Distributor desires to sell shares of certain Series and/or Class(es) to such separate account(s);

NOW, THEREFORE, in consideration of their mutual promises, the Trust, the Distributor and Nationwide agree as follows:

ARTICLE I
Additional Definitions

1.1.           “Account” -- the separate account of Nationwide described more specifically in Schedule 1 to this Agreement.  If more than one separate account is described on Schedule 1, the term shall refer to each separate account so described.

1.2.           “Business Day” -- each day that the Trust is open for business as provided in the Trust’s Prospectus.

1.3.           “Code” -- the Internal Revenue Code of 1986, as amended, and any successor thereto.

1.4.           “Contracts” -- the class or classes of variable annuity contracts and/or variable life insurance policies issued by Nationwide and described more specifically on Schedule 2 to this Agreement.

1.5.           “Contract Owner” -- the owners of the Contracts, as distinguished from all Product Owners.

1.6.           “Participating Account” -- a separate account investing all or a portion of its assets in the Trust, including the Account.

1.7.           “Participating Insurance Company” -- any insurance company investing in the Trust on its behalf or on behalf of a Participating Account, including Nationwide.

1.8.           “Participating Plan” -- any qualified retirement plan investing in the Trust.

1.9.           “Participating Investor” -- any Participating Account, Participating Insurance Company or Participating Plan, including the Account and Nationwide.

1.10.           “Products” -- variable annuity contracts and variable life insurance policies supported by Participating Accounts, including the Contracts.

1.11.           “Product Owners” -- owners of Products, including Contract Owners.

1.12.           “Trust Board” -- the board of trustees of the Trust.

1.13.           “Registration Statement” -- the registration statement filed with the SEC to register securities under the 1933 Act, or the most recently field amendment thereto, in either case in the form in which it was declared or became effective.  The Contracts’ Registration Statement for each class of Contracts is described more specifically on Schedule 2 to this Agreement.  The Trust’s Registration Statement is filed on Form N-1A (File No. 333-35883).

1.14.           “1940 Act Registration Statement” -- the registration statement filed with the SEC to register an entity as an investment company under the 1940 Act, or the most recently filed amendment thereto.  The Account’s 1940 Act Registration Statement is described more specifically on Schedule 2 to this Agreement.  The Trust’s 1940 Act Registration statement is filed on Form N-1A (File No. 811-08361).

1.15.           “Prospectus” -- with respect to shares of a Series (or Class) of the Trust or a class of Contracts, each version of the definitive prospectus or supplement thereto filed with the SEC pursuant to Rule 497 under the 1933 Act.  With respect to any provision of this Agreement requiring a party to take action in accordance with a Prospectus, such reference thereto shall be deemed to be to the version for the applicable Series, Class or Contracts last so filed prior to the taking of such action.  For purposes of Article IX, the term “Prospectus” shall include any statement of additional information incorporated therein.

1.16.           “Statement of Additional Information” -- with respect to the shares of the Trust or a class of Contracts, each version of the definitive statement of additional information or supplement thereto filed with the SEC pursuant to Rule 497 under the 1933 Act.  With respect to any provision of this Agreement requiring a party to take action in accordance with a Statement of Additional Information, such reference thereto shall be deemed to be the last version so filed prior to the taking of such action.

1.17.           “SEC” -- the Securities and Exchange Commission.

1.18.           “NASD” -- The National Association of Securities Dealers, Inc.

1.19.           “1933 Act” -- the Securities Act of 1933, as amended.

1.20.           “1940 Act” -- the Investment Company of Act of 1940, as amended.

ARTICLE II
Sale of Trust Shares

2.1.           Availability of Shares

(a)           The Trust has granted to the Distributor exclusive authority to distribute the Trust shares and to select which Series or Classes of Trust shares shall be made available to Participating Investors.  Pursuant to such authority, and subject to Article X hereof, the Distributor shall make available to Nationwide for purchase on behalf of the Account, shares of the Series and Classes listed on Schedule 3 to this Agreement, such purchased to be effected at net asset value in accordance with Section 2.3 of this Agreement.  Such Series and Classes shall be made available to Nationwide in accordance with the terms and provisions of this Agreement until this Agreement is terminated pursuant to Article X or the Distributor suspends or terminates the offering of shares of such Series or Classes in the circumstances described in Article X.

(b)           Notwithstanding clause (a) of this Section 2.1, Series or Classes of Trust shares in existence now or that may be established in the future will be made available to Nationwide only as the Distributor may so provide, subject to the Distributor’s rights set forth in Article X to suspend or terminate the offering of shares of any Series or Class or to terminate this Agreement.

(c)           The parties acknowledge and agree that:  (i) the Trust may revoke the Distributor’s authority pursuant to the terms and conditions of its distribution agreement with the Distributor; and (ii) the Trust reserves the right in its sole discretion to refuse to accept a request for the purchase of Trust shares; provided that such refusal is reasonable.

2.2.           Redemptions.                                  The Trust shall redeem, at Nationwide’s request, any full or fractional Trust shares held by Nationwide on behalf of the Account, such redemptions to be effected at net asset value in accordance with section 2.3 of this Agreement.  Notwithstanding the foregoing, (i) Nationwide shall not redeem Trust shares attributable to Contract Owners except in the circumstances permitted in Article X of this Agreement, and (ii) the Trust may delay redemption of Trust shares of any Series or Class to the extent permitted by the 1940 Act, any rules, regulations or orders thereunder, or the Prospectus for such Series or Class.

2.3.           Purchase and Redemption Procedures

(a)           The Trust hereby appoints Nationwide as an agent of the Trust for the limited purpose of receiving purchase and redemption requests on behalf of the Account for shares of those Series or Classes made available hereunder, based on allocations of amounts to the Account or Subaccounts thereof under the Contracts, other transactions relating to the Contracts or the Account and customary processing of the Contracts.  Receipt of any such requests (or effectuation of such transaction or processing) on any Business Day by Nationwide as such limited agent of the Trust prior to the Trust’s close of business as defined from time to time in the applicable Prospectus for such Series or Class (which as of the date of execution of this Agreement is defined as the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. New York Time)) shall constitute receipt by the Trust on that same Business Day, provided that the Trust receives actual and sufficient notice of such request by 8:30 a.m. New York Time on the next following Business Day.  Such notice may be communicated by telephone to the office or person designated for such notice by the Trust, and shall be confirmed by facsimile.

(b)           Nationwide shall pay for shares of each Series or Class on the same day that it provides actual notice to the Trust of a purchase request for such shares.  Payment for Series or Class hares shall be made in Federal funds transmitted to the Trust by wire to be received by the Trust by 12:00 noon New York Time on the day the Trust receives actual notice of the purchase request for Series or Class shares (unless the Trust determines and so advises Nationwide that sufficient proceeds are available from redemption of shares of other Series or Classes effected pursuant to redemption requests tendered by Nationwide on behalf of the Account).  In no event may proceeds from the redemption of shares requested pursuant to an order received by Nationwide after the Trust’s close of business on any Business Day be applied to the payment for shares for which a purchase order was received prior to the Trust’s close of business on such day.  If the issuance of shares is canceled because Federal funds are not timely received, Nationwide shall indemnify the respective Fund and Distributor with respect to all costs, expenses and losses relating thereto.  Upon the Trust’s receipt of Federal funds so wired, such funds shall cease to be the responsibility of Nationwide and shall become the responsibility of the Trust.  If Federal funds are not received on time, such funds will be invested, and Series or Class shares purchased thereby will be issued, as soon as practicable after actual receipt of such funds but in any event not on the same day that the purchase order was received.

(c)           Payment for Series or Class shares redeemed by the Account or Nationwide shall be made in Federal funds transmitted by wire to Nationwide or any other person properly designated in writing by Nationwide, such funds normally to be transmitted by 6:00 p.m. New York Time on the next Business Day after the Trust receives actual notice of the redemption order for Series or Class shares (unless redemption proceeds are to be applied to the purchase of Trust shares of other Series or Classes in accordance with Section 2.3(b) of this Agreement), except that the Trust reserves the right to redeem Series or Class shares in assets other than cash and to delay payment of redemption proceeds to the extent permitted by the 1940 Act, any rules or regulations or orders thereunder, or the applicable Prospectus.  The Trust shall not bear any responsibility whatsoever for the property disbursement or crediting of redemption proceeds by Nationwide; Nationwide alone shall be responsible for such action.

(d)           Prior to the first purchase of any Trust shares hereunder, Nationwide and the Trust shall provide each other with all information necessary to effect wire transmissions of Federal funds to the other party and all other designated persons pursuant to such protocols and security procedures as the parties may agree upon.  Should such information change thereafter, the Trust and Nationwide, as applicable, shall notify the other in writing of such changes, observing the same protocols and security procedures, at least three Business Days in advance of when such change is to take effect.  Nationwide and the Trust shall observe customary procedures to protect the confidentiality and security of such information.

(e)           The procedures set forth herein are subject to any additional terms set forth in the applicable Prospectus for the Series or Class or by the requirements of applicable law.

2.4.           Net Asset Value.  The Trust shall use its best efforts to inform Nationwide of the net asset value per share and change in net asset value per share for each Series or Class available to Nationwide by 6:30 p.m. Eastern time each Business Day.  The trust shall calculate such net asset value in accordance with the Prospectus for such Series or Class.

2.5.           Dividends and Distributions.  The trust shall furnish notice to Nationwide as soon as reasonably practicable of any income dividends or capital gain distributions payable on any Series or Class shares.  Nationwide, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Series or Class shares in the form of additional shares of that Series of Class.  Nationwide reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash; to be effective, such revocation must be made in writing and received by the Trust at least ten Business Days prior to a dividend or distribution date.  The Trust shall notify Nationwide promptly of the number of Series or Class shares so issued as payment of such dividends and distributions.

2.6.           Book Entry.  Issuance and transfer of Trust shares shall be by book entry only.  Stock certificates will not be issued to Nationwide or the Account.  Purchase and redemption orders for Trust shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

2.7.           Pricing Errors.  Any material errors in the calculation of net asset value, change in net asset value, dividends or capital gain information shall be reported immediately upon discovery to Nationwide.  An error shall be deemed “material” based on our interpretation of the SEC’s position and policy with regard to materiality, as it may be modified from time to time.  Neither the Trust, any Fund, the Distributor, nor any of their affiliates shall be liable for any information provided to Nationwide pursuant to this Agreement which information is based on incorrect information supplied by or on behalf of Nationwide to the Trust or the Distributor.

2.8.           Limits on Purchasers.  The Distributor and the Trust shall sell Trust shares only to insurance companies and their separate accounts and to persons on plans (“Qualified Persons”) that qualify to purchase shares of the Trust under Section 817(h) of the Code and the regulations thereunder without impairing the ability of the Account to consider the portfolio investments of the Trust as constituting investments of the Account for the purpose of satisfying the diversification requirements of Section 817(h).  The Distributor and the Trust shall not sell Trust shares to any insurance company or separate account unless an agreement complying with Article VIII of this Agreement is in effect to govern such sales.  Nationwide hereby represents and warrants that it and the Account are Qualified Persons.

ARTICLE III
Representations and Warranties

3.1.           Nationwide.  Nationwide represents and warrants that:  (i) it is an insurance company duly organized and in good standing under Ohio insurance law; (ii) the Account is a validly existing separate account, duly established and maintained in accordance with applicable law; (iii) the Account’s 1940 Act Registration Statement has been filed with the SEC in accordance with the provisions of the 1940 Act and the Account is duly registered as a unit investment trust thereunder; (iv) the Contracts’ Registration Statement has been declared effective by the SEC or will be declared effective by the SEC prior to engaging in any sales of the Contracts; (v) the Contracts will be issued in compliance in all material respects with all applicable Federal and state laws; (vi) the Contracts have been filed, qualified and/or approved for sale, as applicable, under the insurance laws and regulations of the states in which the Contracts will be offered; (vii) the Account will maintain its registration under the 1940 Act and  will comply in all material respects with the 1940 Act; (viii) the Contracts currently are, and at the time of issuance and for so long as they are outstanding will be, treated as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code; and (ix) its entering into and performing its obligations under this Agreement does not and will not violate its charter documents or by-laws, rules or regulations, or any agreement to which it is a party.  Nationwide will notify the Trust promptly if for any reason it is unable to perform its obligations under this Agreement.

3.2.           Trust.  The Trust represents and warrants that: (i) it is an unincorporated business trust duly formed and validly existing under the Delaware law; (ii) its 1940 Act Registration Statement has been filed with the SEC in accordance with the provisions of the 1940 Act and the Trust is duly registered as an open-end management investment company thereunder; (iii) its Registration Statement has been declared effective by the SEC; (iv) its shares will be issued in compliance in all material respects with all applicable federal laws; (v) it will remain registered under and will comply in all material respects with the 1940 Act during the term of this Agreement; (vi) each Fund of the Trust intends to qualify as a “regulated investment company” under Subchapter M of the Code and to comply with the diversification standards prescribed in Section 817(h) of the Code and the regulations thereunder; and (vii) the investment policies of each Fund are in material compliance with any investment restrictions set forth on Schedule 4 to this Agreement.  The Trust, however, makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) otherwise complies with the insurance laws or regulations of any state.

3.3.           Distributor.  The Distributor represents and warrants that:  (i) it is a limited partnership duly organized and in good standing under New York law; (ii) it is registered as a broker-dealer under federal and applicable state securities laws and is a member of the NASD; and (iii) it is registered as an investment adviser under federal securities laws.

3.4.           Legal Authority.                                Each party represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate, partnership or trust action, as applicable, by such party and when so executed and delivered, this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

3.5.           Bonding Requirement.  Each party represents and warrants that all of its directors, officers, partners and employees dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the amount required by the applicable rules of the NASD and the federal securities laws.  The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.  All parties shall make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, shall provide evidence thereof promptly to any other party upon written request therefore, and shall notify the other parties promptly in the event that such coverage no longer applies.

ARTICLE IV
Regulatory Requirements

4.1.           Trust Filings.  The Trust shall amend the Trust’s Registration Statement and the Trust’s 1940 Act Registration Statement from time to time as required in order to affect the continuous offering of Trust shares in compliance with applicable law and to maintain the Trust’s registration under the 1940 Act for so long as Trust shares are sold.

4.2.           Contracts Filings.  Nationwide shall amend the applicable Registration Statement from time to time as required in order to effect the continuous offering of the Contracts in compliance with applicable law or as may otherwise be required by applicable law, but in any event shall maintain a current effective Registration Statement for so long as the Contracts are outstanding unless Nationwide has supplied the Trust with an SEC no-action letter or opinion of counsel satisfactory to the Trust’s counsel to the effect that maintaining such Registration Statement on a current basis is no longer required.  Nationwide shall be responsible for filing all such Contract forms, applications, marketing materials and other documents relating to the Contracts and/or the Account with state insurance commissions, as required or customary, and shall use its best efforts: (i) to obtain any and all approvals thereof, under applicable state insurance law, of each state or other jurisdiction in which Contracts are or may be offered for sale; and (ii) to keep such approvals in effect for so long as the Contracts are outstanding.

4.3.           Voting of Trust Shares.  With respect to any matter put to vote by the holders of Trust shares (“Voting Shares”), Nationwide will provide “pass-through” voting privileges to owners of Contracts registered with the SEC as long as the 1940 Act requires such privileges in such cases.  In cases in which “pass-through” privileges apply, Nationwide or an entity on its behalf will (i) solicit voting instructions from Contract Owners of SEC-registered Contracts; (ii) vote Voting Shares attributable to Contract Owners; and (iii) vote Voting Shares held by it that are not attributable to reserves for SEC-registered Contracts or for which it has not received timely voting instructions in the same proportion as instructions received in a timely fashion from Owners of SEC-registered Contracts.  Nationwide shall be responsible for ensuring that it calculates “pass-through” votes for the Account in a manner consistent with the provisions set forth above and with other Participating Insurance Companies.  The Trust and the Distributor undertake to require every other Participating Insurance Company to vote Shares held by it in accordance with this Section 4.3.  The Distributor and the Trust will inform Nationwide if it learns that any Participating Insurance Company is calculating votes in a manner different than set forth in this Section 4.3.  Neither Nationwide nor any of its affiliates will in any way recommend action in connection with, or oppose or interfere with, the solicitation of proxies for the Trust shares held for such Contract Owners, except with respect to matters as to which Nationwide has the right under Rule 6e-2 or 6e-3(T) under the 1940 Act, to vote Voting Shares without regard to voting instructions from Contract Owners.  The Trust will use its best efforts to provide proxy information relating to the Trust to Nationwide at least 10 days prior to the scheduled vote.

4.4.           State Insurance Restrictions.  Nationwide acknowledges and agrees that it is the  responsibility of Nationwide to determine  investment restrictions and any other restrictions, limitations or requirements under state insurance law applicable to any Fund or the Trust or the Distributor, and that neither the Trust nor the Distributor shall bear any responsibility to Nationwide for any such determination or the correctness of such determination.  Schedule 4 sets forth the investment restrictions that Nationwide has determined are applicable to any Fund and with which the Trust has agreed to comply as of the date of this Agreement.  Nationwide shall inform the Trust of any investment restrictions imposed by state insurance law that Nationwide determines may become applicable to the Trust or a Fund from time to time as a result of the Account’s investment therein, other than those set forth on Schedule 4 to this Agreement.  Upon receipt of any such information from Nationwide, the Trust shall determine whether it is in the best interests of shareholders to comply with any such restrictions.  If the Trust determines that it is not in the best interests of shareholders (it being understood that “shareholders” for this purpose shall mean Product Owners) to comply with a restriction determined to be applicable by Nationwide, the Trust shall so inform Nationwide, and the Trust and Nationwide shall discuss alternative accommodations in the circumstances.  If the Trust determines that it is in the best interests of shareholders to comply with such restrictions, the Trust and Nationwide shall amend Schedule 4 to this Agreement to reflect such restrictions, subject to obtaining any required shareholder approval thereof.  To the extent the investment restrictions Nationwide has determined to be applicable to the Trust or a Fund are inconsistent with the investment restrictions that another Participating Insurance Company has determined to be applicable to the Trust or any Fund, Nationwide agrees to discuss any such discrepancy and resolve it in a manner mutually acceptable to the Trust and Nationwide.

4.5.           Drafts of Filings.  The Trust and Nationwide shall provide to each other copies of draft versions of any Registration Statements, Prospectuses, Statements of Additional Information, periodic and other shareholder or Contract Owner reports, proxy statements, solicitations for voting instructions, applications of exemptions, requests for no-action letters, and all amendments or supplements to any of the above, prepared by or on behalf of either of them and that mentions the other party by name; provided that if the Distributor and the Trust have reviewed and approved all references to each of them in the original version of each of the enumerated documents and such references remain unchanged, Nationwide shall not be required, absent special request by the Trust or the Distributor, to provide subsequent version or copies of such documents to the Trust and Distributor in accordance with the Section.  Such drafts shall be provided to the other party sufficiently in advance of filing such materials with regulatory authorities in order to allow such other party a reasonable opportunity to review the materials; provided that each party shall only comment on that portion of the draft that relates to that party or the conduct of its business.

4.6.           Copies of Filings.  The Trust and Nationwide shall provide to each other at least one complete copy of all Registration Statements, Prospectuses, Statements of Additional Information, periodic and other shareholder or Contract Owner reports, proxy statements, solicitations of voting instructions, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, that relate to the Trust, the Contracts or the Account, as the case may be, and that mentions the other party by name; provided that if the Distributor and the Trust have reviewed and approved all references to each of them in the original version of each of the enumerated documents and such references to each of them in the original version of each of the enumerated documents and such references remain unchanged, Nationwide shall not be required, absent special request by the Trust or the Distributor, to provide subsequent versions or copies of such documents to the Trust and Distributor in accordance with this Section.  Such copies shall be provided promptly after the filing by or on behalf of each such party of such document with the SEC or other regulatory authorities (it being understood that this provision is not intended to require the Trust to provide Nationwide copies of any such documents prepared, filed or used by Participating Investors other than Nationwide and the Account); provided that in instances where the filing is for the purpose of adding new Funds to the Trust or materially changing the investment objectives or policies of existing Funds, the Trust will use its best efforts to provide Nationwide with a copy of such documents concurrently with filing.

4.7.           Regulatory Responses.  Each party shall promptly provide to all other parties copies of responses to no-action requests, notices, orders and other rulings received by such party with respect to any filing covered by Section 4.6 of this Agreement.

4.8.           Complaints and Proceedings

(a)           The Trust and/or the Distributor shall immediately notify Nationwide of: (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order (but not including an order of a regulatory body exempting or approving a proposed transaction or arrangement) with respect to the Trust’s Registration Statement or the Prospectus of any Series or Class; (ii) any request by the SEC for any amendment to the Trust’s Registration Statement or the Prospectus of any Series or Class; (iii) the initiation of any proceedings for that purpose or for any other purpose or for any other purposes relating to the registration or offering of the Trust shares; or (iv) any other action or circumstances that may prevent the lawful offer or sale of Trust shares or any Class or Series in any state or jurisdiction, including, without limitation, any circumstances in which (A) such shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law or (B) such law precludes the use of such shares as an underlying investment medium for the Contracts.  The Trust will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

(b)           Nationwide shall immediately notify the trust and the Distributor of:  (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order (but not including an order of a regulatory body exempting or approving a proposed transaction or arrangement) with respect to the Contracts’ Registration Statement or the Contracts’ Prospectus; (ii) any request by the SEC for any amendment to the Contracts’ Registration Statement or Prospectus; (iii) the initiation of any proceedings for that purpose or for any other purposes relating to the registration or offering of the Contracts; or (iv) any other action or circumstances that may prevent the lawful offer or sale of the Contracts or any class of Contracts in any state or jurisdiction, including, without limitation, any circumstance in which such Contracts are not registered, qualified and approved, and, in all material respects, issued and sold in accordance with applicable state and federal laws.  Nationwide will make very reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

(c)           Each party shall immediately notify the other parties when it receives notice, or otherwise becomes aware of, the commencement of any litigation or proceeding against such party or a person affiliated therewith in connection with the issuance or sale of Trust shares or the Contracts.

(d)           Nationwide shall provide to the Trust and the Distributor any complaints it has received from Contract Owners pertaining to the Trust or a Fund, and the Trust and Distributor shall each provide to Nationwide any complaints it has received from Contract Owners relating to the Contracts.

4.9.           Cooperation.  Each party hereto shall cooperate with the other parties and all appropriate government authorities (including without limitation the SEC, the NASD and state securities and insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry by any such authority relating to this Agreement or the transactions contemplated hereby.  However, such access shall not extend to attorney-client privileged information.

ARTICLE V
Sale, Administration and Servicing of the Contracts

5.1.           Sale of the Contracts.  Nationwide shall be fully responsible as to the Trust and the Distributor for the sale and marketing of the Contracts.  Nationwide shall provide Contracts, the Contracts’ and Trust’s Prospectuses, Contracts’ and Trust’s Statements of Additional Information (upon request), and all amendments or supplements to any of the foregoing to Contract Owners and prospective Contract Owners, all in accordance with federal and state laws.  Nationwide shall ensure that all persons offering the Contracts are duly licensed and registered under applicable insurance and securities laws.  Nationwide shall ensure that each sale of a Contract satisfies applicable suitability requirements under insurance and securities laws and regulations, including without limitation the rules of the NASD.  Nationwide shall adopt and implement procedures reasonably designed to ensure that information concerning the Trust and the Distributor that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract Owners or offerees) is so used.

5.2.           Administration and Servicing of the Contracts.  Nationwide shall be fully responsible as to the Trust and the Distributor for the underwriting, issuance, service and administration of the Contracts and for the administration of the Account, including, without limitation, the calculation of performance information for the Contracts, the timely payment of Contract Owner redemption requests and processing of Contract transactions, and the maintenance of a service center, such functions to be performed in all respects at a level commensurate with those standards prevailing in the variable insurance industry.  Nationwide shall provide to Contract Owners all Trust reports, solicitations for voting instructions including any related Trust proxy solicitation materials, and updated Trust Prospectuses as required under the federal securities laws.

5.3.           Customer Complaints.  Nationwide shall promptly address all customer complaints relating to the Trust and Nationwide’s products involving the Trust, and shall resolve such complaints consistent with high ethical standards and principles of ethical conduct.  The Trust shall promptly address all customer complaints relating to the Trust and shall resolve such complaints consistent with high ethical standards and principles of ethical conduct.

5.4.           Trust Prospectuses and Reports.  In order to enable Nationwide to fulfill its obligations under this Agreement and the federal securities laws, the Trust shall provide Nationwide with printed copies of:  (i) the Trust’s Prospectus for the Series and Classes listed on Schedule 3 and any supplement thereto; (ii) each statement of Additional Information and any supplement thereto; (iii) any Trust proxy soliciting material for such Series or Classes; and (iv) any trust periodic shareholder reports; provided that where it is not industry practice to have certain documentation typeset and printed, or the parties otherwise agree that printed copies are unnecessary, word processed copies will suffice.  The Trust and Nationwide may agree upon alternative arrangements, but in all cases, the Trust reserves the right to approve the printing of any such material.  The Trust shall provide Nationwide at least 10 days advance written notice when any such material shall become available, provided, however, that in the case of a supplement, the Trust shall provide Nationwide notice reasonable in the circumstances, it being understood that circumstances surrounding such supplement may not allow for advance notice.  Nationwide may not alter any material so provided by the Trust or the Distributor (including without limitation presenting or delivering such material in a different medium, e.g., electronic or Internet) without the prior written consent of the Distributor.

5.5.           Trust Advertising Material.  No piece of advertising or sales literature or other promotional material in which the Trust or the Distributor is named (including, without limitation, material for prospects, existing Contract Owners, brokers, rating or ranking agencies, or the press, whether in print, radio, television, video, Internet, or other electronic medium) shall be used by Nationwide or any person directly or indirectly authorized by Nationwide, including without limitation, underwriters, distributors, and sellers of the Contracts, except with the prior written consent of the Trust or the Distributor, as applicable, as to the form, content and medium of such material, which consent shall not be unreasonably withheld; provided that such prior written consent shall not be required if Nationwide receives a written or facsimile acknowledgement from the Trust or the Distributor that such material has been received by the Trust or the Distributor for review at least 10 Business Days prior to its use, and, after the expiration of such 10 Business Day period, the trust or the Distributor has not commented upon the content of such material and is therefore deemed to consent to its use.  No further changes may be made to material approved in accordance with this Section 5.5 without obtaining the Trust’s or Distributor’s consent to such changes as set forth in the preceding sentence.  The Trust or Distributor may at any time in its sole discretion reasonably revoke such written consent, and upon notification of such revocation, Nationwide shall no longer use the material subject to such revocation.  Until further notice to Nationwide, the Trust has delegated its rights and responsibilities under this provision to the Distributor.

5.6.           Contracts Advertising Material.  No piece of advertising or sales literature or other promotional material in which Nationwide is named shall be used by the Trust or the Distributor, except with the prior written consent of Nationwide; provided that such prior written consent shall not be required if the Trust receives a written or facsimile acknowledgement that such material has been received by Nationwide for review at least 10 Business Days prior to its use and, after the expiration of such 10 Business Day period, Nationwide has not commented upon the content of such material and is therefore deemed to consent to its use.  Nationwide may at any time in its sole discretion revoke any written consent, and upon notification of such revocation, neither the Trust nor the Distributor shall use the material subject to such revocation.  Nationwide, upon prior written notice to the Trust, may delegate its rights and responsibilities under this provision to the principal underwriter for the Contracts.

5.7.           Trade Names.  No party shall use any other party’s names, logos, trademarks or service marks, whether registered or unregistered, without the prior written consent of such other party, or after written consent therefore has been revoked.  Nationwide shall not use in advertising, publicity or otherwise the name of the Trust, Distributor, or any of their affiliates nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof of the Trust, Distributor, or their affiliates without the prior written consent of the Trust or the Distributor in each instance.

5.8.           Representations by Nationwide.  Except with the prior written consent of the Trust, Nationwide shall not give any information or make any representations or statements about the Trust or the Funds nor shall it authorize or allow any other person to do so except information or representations contained in the Trust’s Registration Statement or the Trust’s Prospectuses or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved in writing by the Trust or its designee in accordance with this Article V, or in published reports or statements of the Trust in the public domain.

5.9.           Representations by Trust.  Except with the prior written consent of Nationwide, the Trust shall not give any information or make any representations on behalf of Nationwide or concerning Nationwide, the Account or the Contracts other than the information or representations contained in the Contracts’ Registration Statement or Contracts’ Prospectus or in published reports of the Account which are in the public domain or in sales literature or other promotional material approved in writing by Nationwide in accordance with this Article V.

5.10.           Advertising.  For purposes of this Article V, the phrase “sales literature or other promotional material” includes, but is not limited to, any material constituting sales literature or advertising under the NASD rules, the 1940 Act or the 1933 Act.

ARTICLE VI
Compliance with Code

6.1.           Section 817(h).  Each Fund of the Trust shall comply with Section 817(h) of the Code and the regulations issued thereunder to the extent applicable to the Fund as an investment company underlying the Account, and the Trust shall notify Nationwide immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

6.2.           Subchapter M.  Each Fund of the Trust shall maintain the qualification of the Fund as a regulated investment company (under Subchapter M or any successor or similar provision), and the Trust shall notify Nationwide immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

6.3.           Contracts.  Nationwide shall ensure the continued treatment of the Contracts as annuity contracts or life insurance policies, whichever is appropriate, under the applicable provisions of the Code and shall notify the Trust and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

ARTICLE VII
Expenses

7.1.           Expenses.  All expenses incident to each party’s performance under this Agreement (including expenses expressly assumed by such party pursuant to this Agreement) shall be paid by such party to the extent permitted by law.

7.2.           Trust Expenses.  Expenses incident to the Trust’s performance of its duties and obligations under this Agreement include, but are not limited to, the costs of:

(a)	registration and qualification of the Trust shares under the federal securities laws;

(b)
preparation and filing with the SEC of the Trust’s Prospectuses, Trust’s Statement of Additional Information, Trust’s Registration Statement, Trust proxy materials and shareholder reports, and preparation of a camera-ready copy of the foregoing, if requested to do so by Nationwide;

(c)	preparation of all statements and notices required by any Federal or state securities law;

(d)	all taxes on the issuance or transfer of Trust shares;

(e)
payment of all applicable fees relating to the Trust, including, without limitation, all fees due under Rule 24f-2 in connection with sales of Trust shares to qualified retirement plans, custodial, auditing, transfer agent and advisory fees, fees for insurance coverage and Trustees’ fees; and

7.3.           Nationwide Expenses.  Expenses incident to Nationwide’s performance of its duties and obligations under this Agreement include, but are not limited to, the costs of:

(a)	registration and qualification of the Contracts under the federal securities laws;

(b)	preparation and filing with the SEC of the Contracts’ Prospectus and Contracts’ Registration Statement;

(c)	the sale, marketing and distribution of the Contracts, including printing and dissemination of Contracts’ Prospectuses and compensation for Contract sales;

(d)	administration of the Contracts;

(e)	payment of all applicable fees relating to the Contracts, including, without limitation, all fees due under Rule 34f-2;

(f)	preparation, printing and dissemination of all statements and notices to Contract Owners required by any Federal or state insurance law other than those paid for by the Trust; and

(g)	preparation, printing and dissemination of all marketing materials for the Contracts and Trust except where other arrangements are made in advance.

ARTICLE VIII
Potential Conflicts

8.1.           Exemptive Order.  The parties to this Agreement acknowledge that the trust has filed an application with the SEC to request an order (the “Exemptive Order”) granting relief from various provisions of the 1940 Act and the rules thereunder to the extent necessary to permit Trust shares to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and other Qualified Persons (as defined in Section 2.8 hereof).  It is anticipated that the Exemptive Order, when and if issued, shall require the Trust and each Participating Insurance Company to comply with conditions and undertakings substantially as provided in this Article VIII.  The Trust will not enter into a participation agreement with any other Participating Insurance Company unless it imposes the same conditions and undertakings on that company as are imposed on Nationwide pursuant to this Article VIII.

8.2.           Nationwide Monitoring Requirements.  Nationwide will monitor its operations and those of the Trust for the purpose of identifying any material irreconcilable conflicts or potential material irreconcilable conflicts between or among the interests of Participating Plans, Product Owners of variable life insurance policies and Product Owners of variable annuity contracts.

8.3.           Nationwide Reporting Requirements.  Nationwide shall report any conflicts or potential conflicts to the Trust Board and will provide the Trust Board, at least annually, with all information reasonably necessary for the Trust Board to consider any issues raised by such existing or potential conflicts or by the conditions and undertakings required by the Exemptive Order.  Such report shall take the form of a letter to the trust Board; provided, that if there are no conflicts to report during any given period of time, no letter shall be required.  Nationwide also shall assist the Trust Board in carrying out its obligations including, but not limited to: (a) informing the Trust Board whenever it disregards Contract Owner voting instructions with respect to variable life insurance policies, and (b) providing such information and reports as the Trust Board may reasonably request.  Nationwide will carry out these obligations with a view only to the interests of Contract Owners.

8.4.           Trust Board Monitoring and Determination.  The Trust Board shall monitor the Trust for the existence of any material irreconcilable conflicts between or among the interests of Participating Plans, Product Owners of variable life insurance policies and Produce Owners of variable annuity contracts and determine what action, if any, should be taken in response to those conflicts.  A majority vote of Trustees who are not interested persons of the Trust as defined in the 1940 Act (the “disinterested trustees”) shall represent a conclusive determination as to the existence of a material irreconcilable conflict between or among the interests of Product Owners and Participating Plans and as to whether any proposed action adequately remedies any material irreconcilable conflict.  The Trust Board shall give prompt written notice to Nationwide and Participating Plan of any such determination.

8.5.           Undertaking to Resolve Conflict.  In the event that a material irreconcilable conflict of interest arises between Product Owners of variable life insurance policies or Product Owners of variable annuity contracts and Participating Plans, Nationwide will, at its own expense, take whatever action is necessary to remedy such conflict as it adversely affects Contract Owners up to and including (1) establishing a new registered management investment company, and (2) withdrawing assets from the Trust attributable to reserves for the Contracts subject to the conflict and reinvesting such assets in a different investment medium (including another Fund of the Trust) or submitting the question of whether such withdrawal should be implement to a vote of all affected Contract Owners, and, as appropriate, segregating the assets supporting the Contracts of any group of such owners that votes in favor of such withdrawal, or offering to such owners the option of making such a change.  Nationwide will carry out the responsibility to take the foregoing action with a view only to the interests of Contract Owners.

8.6.           Withdrawal.  If a material irreconcilable conflict arises because of Nationwide’s decision to disregard the voting instructions of Contract Owners of variable life insurance policies and that decision represents a minority position or would preclude a majority vote at any Fund shareholder meeting, then, at the request of the Trust Board, Nationwide will redeem the shares of the Trust to which the disregarded voting instructions relate.  No charge or penalty, however, will be imposed in connection with such a redemption.

8.7.           Expenses Associated with Remedial Action.  In no event shall the Trust be required to bear the expense of establishing a new funding medium for any Contract.  Nationwide shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contract Owners materially adversely affected by the irreconcilable material conflict.

8.8.           Successor Rule.  If and to the extent that Rule 6e02 and Rule 6e-3(T) are amended, or Rule 6e03 is adopted, to provide exemptive relief from any provisions of the 1940 Act or the rules promulgated thereunder with respect to mixed and shared funding on terms and conditions materially different from those contained in the Exemptive Order, then (i) the Trust and/or Nationwide, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, or Rule 6e-3, as adopted, as applicable, to the extent such rules are applicable, and (ii) Sections 8.2 through 8.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE IX
Indemnification

9.1.           Indemnification by Nationwide.  Nationwide hereby agrees to, and shall, indemnify and hold harmless the Trust, the Distributor and each person who controls or is affiliated with the Trust or the Distributor within the meaning of such terms under the 1933 Act or 1940 Act (but not any Participating Insurance Companies or Qualified Persons) and any officer, trustee, partner, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal or other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

(a)
arise out of or are based upon any untrue statement of any material fact contained in the Contracts Registration Statement, Contracts Prospectus, sales literature or other promotional material for the Contracts or the Contracts themselves (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission was made in reliance upon and in conformity with information furnished in writing to Nationwide by the Trust or the Distributor for use in the Contracts Registration Statement, Contracts Prospectus or in the Contracts or sales literature or promotional material for the Contracts (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(b)
arise out of any untrue statement of a material fact contained in the Trust Registration Statement, any Prospectus for Series or Classes or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Trust or Distributor in writing by or on behalf of Nationwide; or

(c)
arise out of or are based upon any wrongful conduct of, or violation of federal or state law by, Nationwide or persons under its control or subject to its authorization, including without limitation, any broker-dealers or agents authorized to see the Contracts, with respect to the sale, marketing or distribution of the Contracts or Trust shares, including, without limitation, any impermissible use of broker-only material, unsuitable or improper sales of the Contracts or unauthorized representations about the Contracts or the Trust; or

(d)
arise as a result of any failure by Nationwide or persons under its control (or subject to its authorization) to provide services, furnish materials or make payments as required under this Agreement; or

(e)	arise out of any material breach by Nationwide or persons under its control (or subject to its authorization) of this Agreement; or

(f)
any breach of any warranties contained in Article III hereof, any failure to transmit a request for redemption or purchase of Trust shares or payment therefore on a timely basis in accordance with the procedures set forth in Article II, or any unauthorized use of the names or trade names of the Trust or the Distributor.

This indemnification is in addition to any liability that Nationwide may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is caused by the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

9.2.           Indemnification by the Trust.  The Trust hereby agrees to, and shall, indemnify and hold harmless Nationwide and each person who controls or is affiliated with Nationwide within the meaning of such terms under the 1933 Act or 1940 Act and any office, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may have become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

(a)
arise out of or are based upon any untrue statement of any material fact contained in the Trust Registration Statement, any Prospectus for Series or Classes or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission was made in reliance upon and in conformity with information furnished in writing by Nationwide to the Trust or the Distributor for use in the Trust Registration Statement, Trust Prospectus or sales literature or promotional material for the Trust (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(b)
arise out of any untrue statement of a material fact contained in the Contracts Registration Statement, Contracts Prospectus or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing by the Trust to Nationwide; or

(c)	arise out of or are based upon wrongful conduct of the Trust (or persons under its control or subject to its authorization) or its Trustees or officers with respect to the sale of Trust shares; or

(d)
arise as a result of any failure by the Trust (or persons under its control or subject to its authorization) to provide services, furnish materials or make payments as required under this Agreement; or

(e)	arise out of any material breach by the Trust of this Agreement (including any breach of Section 6.1 of this Agreement and any warranties continued in Article III hereof);

it being understood that in no way shall the trust be liable to Nationwide with respect to any violation of insurance law, compliance with which is a responsibility of Nationwide under this Agreement or otherwise or as to which Nationwide failed to inform the Trust in accordance with Section 4.4 hereof.  This indemnification is in addition to any liability that the Trust may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is caused by the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

9.3.           Indemnification by the Distributor.  The Distributor hereby agrees to, and shall, indemnify and hold harmless Nationwide and each person who controls or is affiliated with Nationwide within the meaning of such terms under the 1933 Act or 1940 Act and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement or, any action, suit or proceeding or any claim asserted), to which they are any of them may become subject under any statue or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

(a)
arise out of or are based upon any untrue statement of any material fact contained in the Trust Registration Statement, any Prospectus for Series or Classes or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission was made in reliance upon and in conformity with information furnished in writing by Nationwide to the Trust or Distributor for use in the Trust Registration Statement, Trust Prospectus or sales literature or promotional material for the Trust (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(b)
arise out of any untrue statement of a material fact contained in the Contracts Registration Statement, Contracts Prospectus or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing by the Distributor to Nationwide; or

(c)
arise out of or are based upon wrongful conduct of the Distributor or the trust or persons under their respective control (or subject to their respective authorization) with respect to the sale of Trust shares; or

(d)
arise as a result of any failure by the Distributor or the Trust or persons under their respective control (or subject to their respective authorization) to provide services, furnish materials or make payments as required under this Agreement; or

(e)
arise out of any material breach by the Distributor or the Trust or persons under their respective control of this Agreement (including any breach of Section 6.1 of this Agreement and any warranties continued in Article III hereof);

it being understood that in no way shall the Distributor be liable to Nationwide with respect to any violation of insurance law, compliance with which is a responsibility of Nationwide under this Agreement or otherwise or as to which Nationwide failed to inform the Distributor in accordance with Section 4.4 hereof.  This indemnification is in addition to any liability that the Distributor may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim or damage or liability is caused by the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

9.4.           Rule of Construction.  It is the parties’ intention that, in the event of an occurrence for which the Trust has agreed to indemnify Nationwide, Nationwide shall seek indemnification from the Trust only in circumstances in which the Trust is entitled to seek indemnification from a third party with respect to the same event or cause thereof.

9.5.           Indemnification Procedures.  After receipt by a party entitled to indemnification (“indemnified party”) under this Article IX of notice of the commencement of any action, if a claim in respect thereof is to be made by the indemnified party against any person obligated to provide indemnification under this Article IX (“indemnifying party”), such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission to so notify the indemnifying party will not relieve it from any liability under this Article IX, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice.  The indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The indemnifying party shall not be liable for any settlement of any proceeding affected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article IX.  The indemnification provisions contained in this Article IX shall survive any termination of this Agreement.

ARTICLE X
Relationship of the Parties; Termination

10.1.           Non-Exclusivity and Non-Interference.  The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Trust hares may be sold to other insurance companies and investors (subject to Section 2.8 hereof) and the cash value of the Contracts may be invested in other investment companies, provided, however, that until this Agreement is terminated pursuant to this Article X:

(a)	Nationwide shall promote the Trust and the Funds made available hereunder on the same basis as other funding vehicles available under the Contracts;

(b)
Nationwide shall not, without prior notice to the Distributor (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

(c)
Nationwide shall no, without the prior written consent of the Distributor (unless otherwise required by applicable law), solicit, induce or encourage Contract Owners to change or modify the Trust to change the Trust’s distributor or investment adviser, to transfer or withdraw Contract Values allocated to a Fund, or to exchange their Contracts for contracts not allowing for investment in the Trust;

(d)	Nationwide shall not substitute another investment company for one or more Funds without providing written notice to the Distributor at least 60 days in advance of effecting any such substitution; and

(e)	Nationwide shall not withdraw the Account’s investment in the Trust or a Fund of the Trust except as necessary to facilitate Contract Owner requests and routine Contract processing.

10.2.           Termination of Agreement.  This Agreement shall not terminate until (i) the Trust is dissolved, liquidated, or merged into another entity, or (ii) as to any Fund that has been made available hereunder, the Account no longer invests in that Fund and Nationwide has confirmed in writing to the Distributor, if so requested by the Distributor, that it no longer intends to invest in such Fund.  However, certain obligations of, or restrictions on, the parties to this Agreement may terminate as provided in Sections 10.3 through 10.5 and Nationwide may be required to redeem Trust shares pursuant to Section 10.6 or in the circumstances contemplated by Article VIII.  Article IX and Sections 5.7 and 10.7 shall survive any termination of this Agreement.

10.3.           Termination of Offering of Trust Shares.  The obligation of the Trust and the Distributor to make Trust shares available to Nationwide for purchase pursuant to Article II of this Agreement shall terminate at the option of the Distributor upon written notice to Nationwide as provided below:

(a)
upon institution of formal proceedings against Nationwide, or the Distributor’s reasonable determination that institution of such proceedings is being considered by the NASD, the SEC, the  insurance commission of any state or any other regulatory body regarding Nationwide’s duties under this Agreement or related to the sale of the Contracts, the operation of the Account, the administration of the Contracts or the purchase of Trust shares, or an expected or anticipated ruling, judgment or outcome which would, in the Distributor’s reasonable judgment exercised in good faith, materially impair Nationwide’s or Trust’s ability to meet and perform Nationwide’s or Trust’s obligations and duties hereunder, such termination effective upon 15 days prior written notice or such other period as may be agreed by the parties;

(b)	in the event any of the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law, such termination effective immediately upon receipt of written notice;

(c)
if the Distributor shall determine, in its sole judgment exercised in good faith, that either (1) Nationwide shall have suffered a material adverse change in its business or financial condition or (2) Nationwide shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of either the Trust or the Distributor, such termination effective upon 30 days prior written notice;

(d)
if the Distributor suspends or terminates the offering of Trust shares of any Series of Class to all Participating Investors or only designated Participating Investors, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Distributor acting in good faith, suspension or termination is necessary in the best interests of the shareholders of any Series or Class (it being understood that “shareholders” for this purpose shall mean Product Owners), such notice effective immediately upon receipt of written notice, it being understood that a lack of Participating Investor interest in a Series or Class may be grounds for a suspension or termination as to such Series or Class and that a suspension or termination shall apply only to the specified Series or Class;

(e)
upon Nationwide’s assignment of this Agreement (including, without limitation, any transfer of the Contracts or the Account to another insurance company pursuant to an assumption reinsurance agreement) unless the Trust consents thereto, such termination effective upon 30 days prior written notice;

(f)
if Nationwide is in material breach of any provision of this Agreement, which breach has not been cured to the satisfaction of the Trust within 10 days after written notice of such breach has been delivered to the appropriate party at Nationwide, such termination effective upon expiration of such 10-day period or such other period as may be agreed to by the parties;

(g)
upon the determination of the Trust’s Board to dissolve, liquidate or merge the Trust as contemplated by Section 10.2(i), upon termination of the Agreement pursuant to Section 10.2(ii), or upon notice from Nationwide pursuant to Section 10.4 or 10.5, such termination pursuant hereto to be effective upon 15 days prior written notice or such other period as may be agreed to by the parties; or

(h)	at any time more than eighteen months after the date of this agreement, upon six months prior written notice.

Except in the case of an option exercised under clause (b), (d) or (g), the obligations shall terminate only as to new Contracts and the Distributor shall continue to make Trust shares available to the extent necessary to permit owners of Contracts in effect on the effective date of such termination (hereinafter referred to as “Existing Contracts”) to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts.

10.4.           Termination of Investment in a Fund.  Nationwide may elect to cease investing in a Fund, promoting a Fund as an investment option under the Contracts, or withdraw its investment or the Account’s investment in a Fund, subject to compliance with applicable law, upon written notice to the Trust within 15 days of the occurrence of any of the following events (unless provided otherwise below):

(a)
if the Trust informs Nationwide pursuant to Section 4.4 that it will not cause such Fund to comply with investment restrictions as requested by Nationwide and the Trust and Nationwide are unable to agree upon any reasonable alternative accommodations;

(b)
if shares in such Fund are not reasonably available to meet the requirements of the Contracts as determined by Nationwide (including any non-availability as a result of notice given by the Distributor pursuant to Section 10.3(d), and the Distributor, after receiving written notice from Nationwide of such non-availability, fails to make available, within 10 days after receipt of such notice, a sufficient number of shares in such Fund or an alternative Fund to meet the requirements of the Contracts; or

(c)
if such Fund fails to meet the diversification requirements specified in Section 817(h) of the Code and any regulations thereunder and the Trust, upon written request, fails to provide reasonable assurance that it will take action to cure or correct such failure.

Such termination shall apply only as to the affected Fund and shall not apply to any other Fund in which Nationwide or the Account invests.

10.5.           Termination of Investment by Nationwide.  Nationwide may elect to cease investing in all Series or Classes of the Trust made available hereunder, promoting the Trust as an investment option under the Contracts, or withdraw its investment or the Account’s investment in the Trust, subject to compliance with applicable law, upon written notice to the Trust within 15 days of the occurrence of any of the following events (unless provided otherwise below):

(a)
upon institution of formal proceedings against the Trust or the Distributor by the NASD, the SEC or any state securities or insurance commission or any other regulatory body to the extent such proceedings relate to the Trust’s or the Distributor’s duties under this agreement or the sale of Trust shares, or, to the extent such proceedings, in Nationwide’s reasonable judgment, would materially affect Nationwide’s products detailed on Schedules 1 and 2 of this agreement, as they may be amended from time to time;

(b)
if, with respect to the Trust or a Fund, the Trust or the Fund ceases to qualify as a regulated investment company under Subchapter M of the Code, as defined therein, or any successor or similar provision, or if Nationwide reasonably believes that the Trust may fail to so qualify, and the Trust, upon written request, fails to provide reasonable assurance that it will take action to cure or correct such failure within 30 days; or

(c)
if the Trust or Distributor is in material breach of a provision of this Agreement, which breach has not been cured to the satisfaction of Nationwide within 10 days after written notice of such breach has been delivered to the Trust or the Distributor, as the case may be.

(d)
in the event any of the Trust’s shares are not registered, issued or sold in material compliance with applicable federal and/or state law, such termination effective immediately upon receipt of written notice; or

(e)	at any time more than eighteen months after the date of this agreement, upon six months prior written notice;

(f)
if Nationwide shall determined, in its sole judgment exercised in good faith, that either (1) the Distributor or the Trust’s investment adviser shall have suffered a material adverse change in its business or financial condition or (2) the Distributor, the Trust’s investment adviser or the Trust shall have been the subject of material adverse publicity (excluding with respect to the Trust, market events impacting the Trust’s performance) which is likely to have a material adverse impact upon the business and operations of either the Trust, its investment adviser or the Distributor, such termination effective upon 30 days prior written notice.

(g)	upon the assignment of this Agreement by the Distributor unless Nationwide consents thereto, such termination effective upon 30 days prior written notice.

10.6.           Nationwide Required to Redeem.  The parties understand and acknowledge that it is essential for compliance with Section 817(h) of the Code that the Contracts qualify as annuity contracts or life insurance policies, as applicable, under the Code.  Accordingly, if any of the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Trust reasonably believes that any such Contracts may fail to so qualify, the Trust shall have the right to require Nationwide to redeem Trust shares attributable to such Contracts upon notice to Nationwide and Nationwide shall so redeem such Trust shares in order to ensure that the Trust complies with the provision of Section 817(h) of the Code applicable to ownership of Trust shares.  Notice to Nationwide shall specify the period of time Nationwide has to redeem the Trust shares or to make other arrangements satisfactory to the Trust and its counsel, such period of time to be determined with reference to the requirements of Section 817(h) of the Code.  In addition, Nationwide may be required to redeem Trust shares pursuant to action taken or request made by the Trust Board in accordance with the Exemptive Order described in Article VIII or any conditions or undertakings set forth or referenced therein, or other SEC rule, regulation or order that may be adopted after the date hereof.  Nationwide agrees to redeem shares in the circumstances described herein and to comply with applicable terms and provisions.  Also, in the event that the Distributor suspends or terminates the offering of a Series or Class pursuant to Section 10.3(d) of this Agreement, Nationwide, upon request by the Distributor, will cooperate in taking appropriate action to withdraw the Account’s investment in the respective Fund.

10.7.           Confidentiality.  Nationwide will keep confidential any information acquired as a result of this Agreement regarding the business and affairs of the Trust, the Distributor and their affiliates.  The Trust and/or the Distributor will keep confidential any information acquired as a result of this Agreement regarding the business and affairs of Nationwide and its affiliates.

ARTICLE XI
Applicability to New Accounts and New Contracts

The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect, as appropriate, changes in or relating to the Contracts, any Series or Class, additions of new classes of Contracts to be issued by Nationwide and separate accounts therefore investing in the Trust.  Such amendments may be made effective by executing the form of amendment included on each schedule attached hereto.  The provisions of this Agreement shall be equally applicable to each such class of Contracts, Series, Class or separate account, as applicable, effective as of the date of amendment of such Schedule, unless the context otherwise requires.  The parties to this Agreement may amend this Agreement from time to tem by written agreement signed by all of the parties.

ARTICLE XII
Notice, Request or Consent

Any notice, request or consent to be provided pursuant to this Agreement is to be made in writing and shall be given:

If to the Trust:

Goldman Sachs Variable Insurance Trust
One New York Plaza
New York, NY  10004

If to the Distributor:

Goldman Sachs & Co
One New York Plaza
New York, NY  10004

If to Nationwide:
Nationwide Life Insurance Company
Nationwide Life and Annuity Insurance Company
One Nationwide Plaza 1-09-V3
Columbus, Ohio 43215
Attention:

or at such other address as such party may from time to time specify in writing to the other party.  Each such notice, request or consent to a party shall be sent by registered or certified Untied States mail with return receipt requested or by overnight delivery with a nationally recognized courier, and shall be effective upon receipt.  Notices pursuant to the provisions of Article II may be sent by facsimile to the person designated in writing for such notices.

ARTICLE XIII
Miscellaneous

13.1.           Interpretation.  This Agreement shall e construed and the provisions hereof interpreted under and in accordance with the laws of the state of Delaware, without giving effect o the principles of conflicts of laws, subject to the following rules:

(a)
This Agreement shall be subject to the provisions of the 1933 Act, 1940 Act and Securities Exchange Act of 1934, as amended, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules, and regulations as the SEC may grant, and the terms hereof shall be limited, interpreted and construed in accordance therewith.

(b)	The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

(c)	If any provision of this Agreement shall be held or made invalid by a court decision statute rule or otherwise the remainder of the Agreement shall not be affected thereby.

(d)
The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

13.2.           Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which together shall constitute one and the same instrument.

13.3.           No Assignment.  Neither this Agreement nor any of the rights and obligations hereunder may be assigned by Nationwide, the Distributor or the Trust without the prior written consent of the other parties.

13.4.           Declaration of Trust.  A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of the State of Delaware, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as trustees, and is not binding upon any of the Trustees, officers or shareholders of the Trust individually, but binding only upon the assets and property of the Trust.  No Series of the Trust shall be liable for the obligations of any other Series of the Trust.

ARTICLE XIV
Year 2000

Each of the parties hereto warrants that it is using all reasonable efforts to implement and administer a Year 2000 project plan which includes plans to modify or replace portions of its existing hardware, software, and impacted non-computer equipment so that the mission-critical systems under its control will correctly differentiate between four-digit years and will accurately process date/time data (including, but not limited to, calculating, comparing and sequencing) form, into, and between different centuries.  Each party also warrants that it is using reasonable efforts to obtain Year 2000 readiness assurances from its mission-critical third party suppliers.  The remedies available to any party under this warranty shall be limited to reasonable efforts by the warranting party to correct the performance of any services not correctly performed as required under the terms of this agreement after such discrepancy is discovered and made known to the warranting party.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized officer on the date specified below.

GOLDMAN SACHS VARIABLE INSURANCE TRUST
(Trust)

Date:           By:
Name:  Michael Richman
Title:  Secretary

GOLDMAN, SACHS & CO.
(Distributor)

Date:           By:
Name:  Valerie A. Zondorak
Title:  Vice President

NATIONWIDE LIFE INSURANCE COMPANY
and NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
(collectively Nationwide)

Date:           By:
Name:  Joseph P. Rath
Title:           Vice President
Office of Product and Market Compliance

Schedule 1

Accounts of Nationwide
Investing in the Trust

Effective as of the date the Agreement was executed, the following separate accounts of Nationwide are subject to the Agreement:

Name of Account and Subaccounts	Date Established by Board of Directors of Nationwide	SEC 1940 Act Registration Number	Type of Product Supported by Account
Nationwide VL Separate Account – D	May 22, 1998	811-8891	Corporate Flexible Premium Variable Universal Life Insurance Policies

Schedule 2

Classes of Contracts
Supported by Separate Accounts
Listed on Schedule 1

Effective as of the date the Agreement was executed, the following classes of Contracts are subject to the Agreement:

Policy Marketing Name	SEC 1933 Act Registration Number	Contract Form Number	Annuity of Life
Nationwide Private Client	333-59517	VLO – 507	Life

Schedule 3

Trust Classes and Series
Available Under
Each Class of Contracts

Effective as of the date of the Agreement was executed, the following Trust Classes and Series are available under the Contracts:

Contracts Marketing Name	Trust Classes and Series
Nationwide Private Client
Goldman Sachs Growth and Income Fund
Goldman Sachs CORE U.S. Equity Fund
Goldman Sachs CORE Large Cap Growth Fund
Goldman Sachs CORE Small Cap Equity Fund
Goldman Sachs Capital Growth Fund
Goldman Sachs Mid Cap Equity Fund
Goldman Sachs International Equity Fund
Goldman Sachs Global Income Fund

Schedule 4

Investment Restrictions
Applicable to the Trust

Effective as of the date the Agreement was executed, the following investment restrictions are applicable to the Trust: